Exhibit 99.1

Intel Announces Strategic Investment by Silver Lake in Altera

Raghib Hussain Appointed Chief Executive Officer of Altera

Sale of 51% Stake to Silver Lake to Accelerate Altera’s Independence and Leadership in

Programmable Semiconductor Solutions

Advances Intel’s Strategy to Focus on its Core Business and Strengthen its Financial Position

SANTA CLARA, Calif.; SAN JOSE, Calif.; and Menlo Park, Calif., April 14, 2025 – Intel Corporation today announced that it has entered into a definitive agreement to sell 51% of its Altera business to Silver Lake, a global leader in technology investing.

The transaction, which values Altera at $8.75 billion, establishes Altera’s operational independence and makes it the largest pure-play FPGA (field programmable gate array) semiconductor solutions company. Altera offers a proven and highly scalable architecture and tool chain and is focused on driving growth and FPGA innovation to meet the demands and opportunities of an AI-driven market.

Intel will own the remaining 49% of the Altera business, enabling it to participate in Altera’s future success while focusing on its core business.

Intel also announced that Raghib Hussain will succeed Sandra Rivera as chief executive officer of Altera, effective May 5, 2025. Hussain is a highly accomplished and visionary technology executive with strong business acumen and engineering credentials. He joins Altera from his previous role as president of Products and Technologies at Marvell. Prior to joining Marvell in 2018, Hussain served as chief operating officer of Cavium, a company he co-founded. Prior to Cavium, Hussain held engineering roles at both Cisco and Cadence and helped found VPNet, an enterprise security company.

“Today’s announcement reflects our commitment to sharpening our focus, lowering our expense structure and strengthening our balance sheet,” said Lip-Bu Tan, chief executive officer of Intel. “Altera continues to make progress repositioning its product portfolio to participate in the fastest growing and most profitable segments of the FPGA market. We are grateful for Sandra’s strong leadership and lasting impact throughout her 25-year Intel career and wish her continued success as she begins a new chapter. Raghib is a superb executive we selected to lead the business forward based on his vast industry experience and proven track record of success. We look forward to partnering with Silver Lake upon closing of the transaction, as their industry expertise will help to accelerate Altera’s efforts and unlock additional economic value for Intel.”

“This investment represents a once-in-a-generation opportunity to invest in a scale leader in advanced semiconductors. Together with Raghib, we will be focused on strengthening Altera’s technology leadership position and investing in emerging AI-driven markets such as edge computing and robotics,” said Kenneth Hao, chairman and managing partner of Silver Lake. “We look forward to working closely with Intel as a strategic partner who will continue to provide U.S.-based foundry services and complementary engagement with customers.”

“I am excited to lead Altera in its next chapter, and this milestone with Silver Lake furthers Altera’s journey to be the world’s No. 1 FPGA solutions provider,” said Hussain. “Backed by Silver Lake’s strong track record and now with clarity of focus as an independent company, Altera is well-positioned to build on its momentum and deliver breakthrough FPGA-based solutions that are shaping the future of compute driven by AI. I am grateful for the impact Sandra has made and the team she has built as we begin Altera’s next phase of growth.”

Altera has been at the forefront of driving FPGA innovations for more than 40 years. The company provides leading programmable solutions that are easy-to-use and deploy in a range of strategically important segments such as industrial, communications, data center and military, aerospace, and government, as well as emerging markets such as AI/edge and robotics. Its broad portfolio of programmable semiconductor solutions, software and development tools deliver the reliability and flexibility needed to accelerate customer technology innovation.

The transaction is expected to close in the second half of 2025, subject to customary closing conditions.

Upon closing, Intel expects to deconsolidate Altera’s financial results from Intel’s consolidated financial statements. In Fiscal Year 2024, Altera generated revenues of $1.54 billion, GAAP gross margin of $361 million and GAAP operating loss of $615 million. Altera’s Fiscal Year 2024 non-GAAP gross margin was $769 million and non-GAAP operating income was $35 million. Reconciliations between the GAAP and non-GAAP measures are provided below.

Morgan Stanley & Co. LLC acted as financial advisor to Intel.

Forward-Looking Statements

This release contains forward-looking statements that involve a number of risks and uncertainties, including with respect to the terms and anticipated timing of closing the agreed upon sale of a controlling interest in Altera and the potential benefits of such sale to Intel and Altera. Such statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including: the risk that the transaction may not be completed in a timely manner or at all, including as a result of a failure to receive regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the risk that the expected benefits of the transaction, including as a result of the increased independence of Altera, may not be realized; the risk of future loss of the Altera business by Intel as a result of the sale of a controlling interest in Altera; disputes or potential litigation related to the transaction or the ownership, control and operation of the Altera business, including as it relates to Intel; unanticipated costs related to the transaction or the Altera business that may be incurred; risks as to the retention of key Altera personnel and customers; risks related to the diversion of management’s attention during the pendency of the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; changes in demand for Altera’s semiconductor products; the high level of competition and rapid technological change in the semiconductor industry; and other risks and uncertainties described in Intel’s 2024 Form 10-K and our other filings with the SEC.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.

All information in this press release reflects Intel management views as of the date hereof unless an earlier date is specified. Intel does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

Non-GAAP Financial Measures

This release contains references to non-GAAP financial measures: Altera non-GAAP gross margin and Altera non-GAAP operating income / (loss) measures. Set out below are reconciliations of these measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed herein should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. Please refer to “Explanation of Non-GAAP Measures” in Intel’s earnings release dated Jan. 30, 2025 for a detailed explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide investors with useful supplemental information.

Twelve Months Ended
(in Millions; Unaudited)	Dec 28, 2024
GAAP gross margin	$361
Acquisition-related adjustments	402
Share-based compensation	6

Non-GAAP gross margin	$769

GAAP operating income / (loss)	$(615)
Acquisition-related adjustments	491
Share-based compensation	122
Restructuring and other charges	37

Non-GAAP operating income / (loss)	$35

About Intel

Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

About Altera

Altera is a leading supplier of programmable hardware, software, and development tools that empower designers of electronic systems to innovate, differentiate, and succeed in their markets. With a broad portfolio of industry-leading FPGAs, SoCs, and design solutions, Altera enables customers to achieve faster time-to-market and unmatched performance in applications spanning data centers, communications, industrial, automotive, and more. For more information, visit www.altera.com.

About Silver Lake

Silver Lake is a global technology investment firm, with approximately $104 billion in combined assets under management and committed capital and a team of professionals based in North America, Europe and Asia. Silver Lake’s portfolio companies collectively generate nearly $252 billion of revenue annually and employ approximately 433,000 people globally.

Media Contacts:

Intel:

Sophie Won Metzger

1-408-653-0475

sophie.metzger@intel.com

Altera:

Stephen Gabriel

1-408-655-5513

stephen.gabriel@altera.com

Silver Lake:

Matt Benson

1-212-401-6055

matthew.benson@silverlake.com